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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-64290) and related Prospectus of Internet Capital Group, Inc. for the registration of 20,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 6, 2000, with respect to the consolidated financial statements of eCredit.com, Inc. included in the Registration Statement (Form S-4 No. 333-34722) and related Prospectus of Internet Capital Group, Inc. filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 11, 2001